TOPGOLF CALLAWAY BRANDS ANNOUNCES THIRD QUARTER 2025 RESULTS
RAISES FULL YEAR 2025 GUIDANCE

HIGHLIGHTS
•Q3 Revenue from the ongoing business (excluding Jack Wolfskin) grew 3% year-over-year.
•Q3 Net Revenue and Adjusted EBITDA both exceeded guidance.
•Q3 Topgolf same venue sales inflected to positive growth.
•Company liquidity remains strong, increasing $391 million year-over-year to $1,254 million.
•Raising Total Company and Topgolf full year 2025 revenue and Adjusted EBITDA guidance.

CARLSBAD, CA /November 6, 2025/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands,” “we,” “our,” “us”) (NYSE: MODG) announced its financial results for the third quarter ended September 30, 2025.

“We are pleased with our third quarter results, with both revenue and Adjusted EBITDA exceeding our expectations,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands Corp. “These results were led by strong performance and market conditions in our Golf Equipment segment and by our Topgolf business which transitioned to positive same venue sales growth in the quarter. These results, along with current business trends, are allowing us to increase our full year financial guidance.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and nine months ended September 30, 2025 and 2024:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Net revenues	$934.0	$1,012.9	$(78.9)	(7.8)%	$3,136.8	$3,314.9	$(178.1)	(5.4)%
Income from operations	28.3	33.7	(5.4)	(16.0)%	200.6	203.6	(3.0)	(1.5)%
Other expense, net	(50.6)	(56.7)	6.1	(10.8)%	(177.2)	(162.7)	(14.5)	8.9%
(Loss) income before taxes	(22.3)	(23.0)	0.7	(3.0)%	23.4	40.9	(17.5)	(42.8)%
Income tax (benefit) provision	(7.6)	(19.4)	11.8	(60.8)%	15.7	(24.1)	39.8	(165.1)%
Net (loss) income	$(14.7)	$(3.6)	$(11.1)	n/m	$7.7	$65.0	$(57.3)	(88.2)%
(Loss) earnings per share - diluted	$(0.08)	$(0.02)	$(0.06)	n/m	$0.04	$0.35	$(0.31)	(88.6)%
Weighted-average common shares outstanding - diluted	183.9	183.8	0.1	0.1%	185.2	199.3	(14.1)	(7.1)%

NON-GAAP RESULTS
Non-GAAP results exclude certain non-cash and non-recurring adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended September 30,					Nine Months Ended September 30,
	2025	2024	$ Change	% Change	Constant Currency vs. 2024(1)	2025	2024	$ Change	% Change	Constant Currency vs. 2024(1)
Net revenues	$934.0	$1,012.9	$(78.9)	(7.8)%	(8.0)%	$3,136.8	$3,314.9	$(178.1)	(5.4)%	(5.4)%
Non-GAAP income from operations	$35.3	$43.0	$(7.7)	(17.9)%	(19.4)%	$244.3	$237.4	$6.9	2.9%	3.3%
Non-GAAP Net (loss) income	$(9.2)	$4.3	$(13.5)	n/m		$56.7	$101.8	$(45.1)	(44.3)%
Non-GAAP (loss) earnings per share - diluted	$(0.05)	$0.02	$(0.07)	n/m		$0.31	$0.54	$(0.23)	(42.6)%
Non-GAAP Adjusted EBITDA	$114.4	$119.8	$(5.4)	(4.5)%		$477.5	$486.3	$(8.8)	(1.8)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
NON-GAAP RESULTS FROM ONGOING BUSINESS
Non-GAAP results from the ongoing business further exclude from the non-GAAP results above the Jack Wolfskin financial results for the three and nine months ended September 30, 2025 and 2024. The Company sold the Jack Wolfskin business in Q2 of 2025. The Company has also provided a reconciliation of this non-GAAP information to the most directly comparable GAAP information in the tables to this release.

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Non-GAAP Ongoing Business:
Net revenues	$933.8	$904.7	$29.1	3.2%	$3,041.2	$3,074.4	$(33.2)	(1.1)%
Non-GAAP Operating income	$35.5	$41.1	$(5.6)	(13.6)%	$258.7	$269.4	$(10.7)	(4.0)%
Non-GAAP Adjusted EBITDA	$114.6	$119.0	$(4.4)	(3.7)%	$490.4	$512.6	$(22.2)	(4.3)%
THIRD QUARTER 2025 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net revenue was $934.0 million. Excluding $0.2 million and $108.2 million of Jack Wolfskin revenue in the third quarter of 2025 and 2024, respectively, net revenue increased approximately 3%. The year-over-year increase in net revenue is attributable to strong performance in both the Topgolf and Golf Equipment segments.

On a GAAP basis, income from operations decreased $5.4 million to $28.3 million. On a non-GAAP basis, income from operations was $35.3 million. Excluding $(0.2) million and $1.9 million in Jack Wolfskin income from operations in the third quarter of 2025 and 2024, respectively, total non-GAAP income from operations decreased $5.6 million. The year-over-year decline in non-GAAP income from operations is attributable to the $12 million in incremental tariffs in the Company’s Core business.

Net loss was $14.7 million on a GAAP basis and $9.2 million on a non-GAAP basis. Adjusted EBITDA was $114.4 million. Excluding $(0.2) million and $0.8 million in Jack Wolfskin Adjusted EBITDA in the third quarter of 2025 and 2024, respectively, total Adjusted EBITDA decreased $4.4 million. The decrease in Adjusted EBITDA is attributable to the $12 million in incremental tariffs in the Company’s Core business.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the periods presented:

(in millions, except percentages)	Three Months Ended September 30,			Constant Currency vs. 2024(1)	Nine Months Ended September 30,			Constant Currency vs. 2024(1)
	2025	2024	% Change	% Change	2025	2024	% Change	% Change
Topgolf	$472.2	$453.2	4.2%	4.0%	$1,351.2	$1,370.4	(1.4)%	(1.6)%
Golf Equipment	305.3	293.5	4.0%	3.6%	1,160.6	1,157.2	0.3%	0.1%
Active Lifestyle	156.5	266.2	(41.2)%	(41.2)%	625.0	787.3	(20.6)%	(20.3)%
Net Revenues	$934.0	$1,012.9	(7.8)%	(8.0)%	$3,136.8	$3,314.9	(5.4)%	(5.4)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the periods presented:

(in millions, except percentages)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change		2025	2024	Change
Topgolf	$31.1	$28.3	9.9%		$74.6	$87.3	(14.5)%
% of segment revenue	6.6%	6.2%	40	bps	5.5%	6.4%	(90)	bps
Golf Equipment	23.2	26.8	(13.4)%		201.1	186.3	7.9%
% of segment revenue	7.6%	9.1%	(150)	bps	17.3%	16.1%	120	bps
Active Lifestyle	13.7	19.4	(29.4)%		64.8	58.8	10.2%
% of segment revenue	8.8%	7.3%	150	bps	10.4%	7.5%	290	bps
Total Segment Operating Income	$68.0	$74.5	(8.7)%		$340.5	$332.4	2.4%
% of total segment revenue	7.3%	7.4%	(10)	bps	10.9%	10.0%	90	bps
Constant Currency Total Segment Operating Income			(9.6)%				2.7%

THIRD QUARTER 2025 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Golf Equipment
•Revenue increased 4.0% to $305.3 million primarily due to strong demand for golf equipment in the quarter.
•Segment operating income of $23.2 million decreased $3.6 million, including $8 million in incremental tariffs which was partially offset by gross margin and cost savings initiatives.

Active Lifestyle
•Revenue was $156.5 million. Excluding $0.2 million and $108.2 million in Jack Wolfskin revenue in the third quarter of 2025 and 2024, respectively, total Active Lifestyle revenue was approximately flat.
•Operating income was $13.7 million. Excluding $(0.2) million and $1.9 million in Jack Wolfskin income from operations in the third quarter of 2025 and 2024, respectively, total Active Lifestyle operating income was down $3.6 million. These results include $4 million in incremental tariffs.

Topgolf
•Segment revenue increased $19.0 million to $472.2 million, driven by the addition of six new venues since last year and a 1% increase in same venue sales.
•Same venue sales growth of 1% was ahead of expectations, primarily due to improved traffic trends from new value initiatives.
•Topgolf operating income of $31.1 million increased $2.8 million year-over-year, while Adjusted EBITDA was roughly flat year-over-year at $83.5 million.

The following is a reconciliation of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2025	2024	$ Change	2025	2024	$ Change
Total segment operating income:	$68.0	$74.5	$(6.5)	$340.5	$332.4	$8.1
Unallocated corporate expenses and non-recurring items(1)	(39.7)	(40.8)	1.1	(139.9)	(128.8)	(11.1)
Income from operations	28.3	33.7	(5.4)	200.6	203.6	(3.0)
Interest expense, net	(59.2)	(57.7)	(1.5)	(175.9)	(173.5)	(2.4)
Other income (expense), net	8.6	1.0	7.6	(1.3)	10.8	(12.1)
(Loss) income before income taxes	$(22.3)	$(23.0)	$0.7	$23.4	$40.9	$(17.5)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release. For the three months ended September 30, 2025 and 2024, $32.7 million and $31.5 million of corporate general and administrative expenses, respectively, were included in unallocated corporate expenses. For the nine months ended September 30, 2025 and 2024, $96.2 million and $95.0 million of corporate general and administrative expenses, respectively, were included in unallocated corporate expenses.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS
•Inventory decreased $97.7 million year-over-year to $568.7 million, primarily due to a decrease of $108.0 million as a result of the sale of Jack Wolfskin.
•Available liquidity, which is comprised of cash on hand plus availability under the Company’s credit facilities, increased $391.2 million to $1,254.2 million compared to September 30, 2024, primarily driven by approximately $290 million of cash proceeds from the sale of Jack Wolfskin, as well as cash from operations and proceeds from lease financing.

2025 OUTLOOK UPDATE
In light of the Company’s outperformance in the third quarter and improved outlook for the balance of the year based upon current trends, the Company raised its full year financial guidance on a consolidated basis and at Topgolf. The Company also provided fourth quarter consolidated guidance.

The Company raised its consolidated full year 2025 revenue guidance to a range of $3.90 billion to $3.94 billion and its consolidated full year Adjusted EBITDA guidance to a range of $490 million to $510 million. This increased guidance reflects the better than expected Q3 results, an improved outlook for the balance of the year based upon current trends, as well as continued cost management initiatives which are expected to help mitigate the incremental tariffs which are estimated to be approximately $40 million for 2025.

For Topgolf, based upon current trends, the Company revised its full year same venue sales guidance to down mid-single digits. As a result, the Company raised its full year Topgolf revenue guidance to a range of $1.77 billion to $1.79 billion and its Topgolf Adjusted EBITDA guidance to a range of $295 to $305 million.

2025 FULL YEAR OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2025 Current Estimate	2025 Previous Estimate	2024 As Reported
Consolidated Net Revenues	$3.90 - $3.94B	$3.80 - $3.92B	$4.24B
Topgolf Revenue	$1.77 - $1.79B	$1.71 - $1.77B	$1.81B
Topgolf Same Venue Sales Growth	Down Mid-Single Digits	-6 to -9%	-9%
Consolidated Adjusted EBITDA(1)	$490 - $510	$430 - $490	$588
Topgolf Adjusted EBITDA(1)	$295 - $305	$265 - $295	$337

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

The Company’s full year revenue and Adjusted EBITDA estimates for 2025 include Jack Wolfskin results for only a portion of the year due to the sale of that business in the second quarter of 2025. More specifically, it includes Jack Wolfskin revenue of $96 million and Adjusted EBITDA loss of $13 million. The 2024 results include a full year of Jack Wolfskin results, namely $355 million in revenue and a loss of $8 million in Adjusted EBITDA.

2025 FOURTH QUARTER OUTLOOK
(in millions)
	Q4 2025 Estimate(1)	Q4 2024 As Reported
Consolidated Net Revenues	$763 - $803	$924
Consolidated Adjusted EBITDA(1)	$13 - $33	$101

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

The Company’s fourth quarter estimates for 2025 reflect the Company’s improved outlook for the balance of the year based upon current trends and do not include any results for Jack Wolfskin as that business was sold in the second quarter of 2025. The 2024 results include Jack Wolfskin revenue of $114 million and $18 million in Adjusted EBITDA.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, November 6, 2025, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. Our earnings presentation will be available ahead of our call and will include additional details. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of acquired intangible assets, including customer and distributor relationships, reacquired distribution rights and acquired developed technology related to the Company’s merger with Topgolf, acquisitions of Jack Wolfskin, TravisMathew and OGIO, and reacquisition of distribution rights in the Korea apparel market (collectively, the “Acquisitions”). While the amortization of acquired intangible assets is excluded from the calculation of non-GAAP net income, the revenue and operating costs associated with these acquired companies is reflected in non-GAAP net income calculations, as well as the acquired assets that contribute to revenue generation. For specific non-recurring adjustment items, please see the Supplemental Financial Information and Non-GAAP Reconciliation section of this release. Non-recurring adjustments include, among other things, costs related to a plan intended to optimize organizational efficiencies and decrease operating costs under the separate business structures that are anticipated after the separation of Topgolf (the “Transformation Plan”). Costs incurred related to Non-Recurring and Non-Cash Adjustments are excluded from the measurement of segment profitability for internal and external reporting purposes, and are included in unallocated corporate expenses.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, interest expense, which varies based upon the amount of borrowing to fund the business, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on GAAP financial measures.

Definitions

Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Core Business. References to our Core business are referring to our businesses other than Topgolf.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) fourth quarter and full year 2025 guidance (including net revenues, Topgolf revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA and same venue sales growth), strength and demand of the Company’s products and services, continued brand momentum, positioning of the Company’s brands to gain market share, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, effectiveness of cost management measures, our plans to pursue a separation of the Topgolf business and the expected benefits and timing thereof, hiring of a new Topgolf CEO and the timing thereof, positioning to create shareholder value, foreign currency effects and their impacts, tariff and tax rates and the effectiveness of mitigation efforts relating thereto, the separation of the Topgolf business and the timing thereof, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn or economic recession; our ability to grow same venue sales; our ability to successfully execute planned and potential transactions, including the planned separation of Topgolf, and the potential to realize the expected benefits of such transaction in the expected timeframe or at all; our ability to satisfy the closing conditions to complete such transaction on a timely basis or at all; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. or foreign trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry and economic conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey and OGIO. “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$865.6	$445.0
Restricted cash	—	0.7
Accounts receivable, net	218.5	175.7
Inventories	568.7	757.3
Other current assets	215.6	222.0
Total current assets	1,868.4	1,600.7
Property, plant and equipment, net	2,222.6	2,219.0
Operating lease right-of-use assets, net	1,242.5	1,339.2
Goodwill and intangible assets, net	1,781.4	1,992.8
Other assets, net	455.2	484.4
Total assets	$7,570.1	$7,636.1
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$332.9	$451.3
Accrued employee compensation and benefits	133.6	113.4
Convertible notes, net	257.4	—
Asset-based credit facilities	47.3	25.4
Operating lease liabilities, short-term	80.8	89.3
Construction advances	40.2	6.0
Deferred revenue	77.5	96.0
Other current liabilities	29.0	44.5
Total current liabilities	998.7	825.9
Long-term debt, net	1,191.5	1,457.9
Operating lease liabilities, long-term	1,299.0	1,377.1
Deemed landlord financing obligations	1,254.2	1,194.8
Financing lease liabilities, long-term	306.2	301.9
Deferred taxes, net	2.0	24.9
Other long-term liabilities	42.8	45.9
Total shareholders’ equity	2,475.7	2,407.7
Total liabilities and shareholders’ equity	$7,570.1	$7,636.1

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues:
Products	$465.3	$564.1	$1,796.6	$1,958.7
Services	468.7	448.8	1,340.2	1,356.2
Total net revenues	934.0	1,012.9	3,136.8	3,314.9
Costs and expenses:
Cost of products	279.1	328.5	1,019.3	1,116.8
Cost of services, excluding depreciation and amortization	50.6	48.6	140.1	140.9
Other venue expense	342.9	325.6	1,000.5	988.4
Selling, general and administrative expense	210.6	250.6	710.3	783.1
Research and development expense	20.1	22.0	61.2	72.2
Venue pre-opening costs	2.4	3.9	4.8	9.9
Total costs and expenses	905.7	979.2	2,936.2	3,111.3
Income from operations	28.3	33.7	200.6	203.6
Interest expense, net	(59.2)	(57.7)	(175.9)	(173.5)
Other income (expense), net	8.6	1.0	(1.3)	10.8
(Loss) income before taxes	(22.3)	(23.0)	23.4	40.9
Income tax (benefit) provision	(7.6)	(19.4)	15.7	(24.1)
Net (loss) income	$(14.7)	$(3.6)	$7.7	$65.0

(Loss) earnings per common share:
Basic	$(0.08)	$(0.02)	$0.04	$0.35
Diluted	$(0.08)	$(0.02)	$0.04	$0.35
Weighted-average common shares outstanding:
Basic	183.9	183.8	183.7	183.7
Diluted	183.9	183.8	185.2	199.3

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$7.7	$65.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202.4	199.3
Non-cash interest on financing leases and deemed landlord financed obligations	26.6	23.7
Loss on disposal of long-lived assets	7.6	6.7
Amortization of debt discount and issuance costs	4.5	4.3
Impairment and loss on sale of business line	23.6	6.3
Gain on lease termination incentive	(12.0)	—
Deferred taxes, net	5.1	(23.3)
Share-based compensation	17.9	27.9
Unrealized net gains on hedging instruments and foreign currency	(18.5)	(4.2)
Loss on debt modification	—	4.7
Other	0.1	0.7
Changes in assets and liabilities, net of impacts from business combinations	5.1	27.6
Net cash provided by operating activities	270.1	338.7

Cash flows from investing activities, net of impacts of business combinations:
Capital expenditures	(210.6)	(227.1)
Proceeds from sale of business line, net of cash retained	286.0	—
Business combinations, net of cash acquired	—	(23.3)
Proceeds from government grants	—	1.0
Investment in golf-related ventures	(1.1)	(2.4)
Acquisition of intangible assets	(0.9)	(3.1)
Proceeds from sale of property and equipment	—	0.3
Net cash provided by (used in) investing activities	73.4	(254.6)

Cash flows from financing activities:
Repayments of long-term debt and DLF obligations	(24.2)	(74.5)
Proceeds (repayments) on credit facilities, net	19.9	(13.0)
Debt issuance costs	(0.4)	(0.2)
Repayments of financing leases	(2.5)	(3.0)
Proceeds from lease financing	75.9	87.6
Exercise of stock options	0.1	0.1
Acquisition of treasury stock	(3.4)	(31.4)
Net cash provided by (used in) financing activities	65.4	(34.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.7	(1.0)
Net increase in cash, cash equivalents and restricted cash	415.6	48.7
Cash, cash equivalents and restricted cash at beginning of period	450.3	398.8
Cash, cash equivalents and restricted cash at end of period	865.9	447.5
Less: restricted cash(1)	(0.3)	(5.6)
Cash and cash equivalents at end of period	$865.6	$441.9

(1) As of September 30, 2025, other assets includes $0.3 million of long-term restricted cash. As of September 30, 2024, other assets includes $0.7 million of short-term restricted cash and $4.9 million of long-term restricted cash.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net revenues:
Venues	$458.0	$428.9	$29.1	6.8%	6.7%
Topgolf other business lines	14.2	24.3	(10.1)	(41.6%)	(43.6%)
Golf Clubs	234.0	226.0	8.0	3.5%	3.1%
Golf Balls	71.3	67.5	3.8	5.6%	5.3%
Apparel	96.1	180.6	(84.5)	(46.8%)	(46.7%)
Gear, Accessories & Other	60.4	85.6	(25.2)	(29.4%)	(29.6%)
Total net revenues	$934.0	$1,012.9	$(78.9)	(7.8%)	(8.0%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Net Revenues by Region
	Three Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net revenues:
United States	$749.9	$724.6	$25.3	3.5%	3.5%
Europe	67.7	136.6	(68.9)	(50.4%)	(52.7%)
Asia	90.6	127.0	(36.4)	(28.7%)	(28.1%)
Rest of world	25.8	24.7	1.1	4.5%	5.3%
Total net revenues	$934.0	$1,012.9	$(78.9)	(7.8%)	(8.0%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Operating Segment Information
	Three Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net revenues:
Topgolf	$472.2	$453.2	$19.0	4.2%	4.0%
Golf Equipment	305.3	293.5	11.8	4.0%	3.6%
Active Lifestyle	156.5	266.2	(109.7)	(41.2%)	(41.2%)
Total net revenues	$934.0	$1,012.9	$(78.9)	(7.8%)	(8.0%)

Segment operating income:
Topgolf	$31.1	$28.3	$2.8	9.9%
Golf Equipment	23.2	26.8	(3.6)	(13.4%)
Active Lifestyle	13.7	19.4	(5.7)	(29.4%)
Total segment operating income	68.0	74.5	(6.5)	(8.7%)
Unallocated corporate expenses and non-recurring items(2)	(39.7)	(40.8)	1.1	(2.7%)
Total operating income	28.3	33.7	(5.4)	(16.0%)
Interest expense, net	(59.2)	(57.7)	(1.5)	2.6%
Other income, net	8.6	1.0	7.6	n/m
Total loss before income taxes	$(22.3)	$(23.0)	$0.7	(3.0%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, as well as certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below. For the three months ended September 30, 2025 and 2024, $32.7 million and $31.5 million of corporate general and administrative expenses, respectively, were included in unallocated corporate expenses.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Nine Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net revenues:
Venues	$1,306.1	$1,308.3	$(2.2)	(0.2%)	(0.3%)
Topgolf other business lines	45.1	62.1	(17.0)	(27.4%)	(29.3%)
Golf Clubs	886.7	882.1	4.6	0.5%	0.4%
Golf Balls	273.9	275.1	(1.2)	(0.4%)	(0.5%)
Apparel	372.1	485.2	(113.1)	(23.3%)	(23.0%)
Gear, Accessories & Other	252.9	302.1	(49.2)	(16.3%)	(16.1%)
Total net revenues	$3,136.8	$3,314.9	$(178.1)	(5.4%)	(5.4%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Net Revenues by Region
	Nine Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net revenues:
United States	$2,402.5	$2,444.9	$(42.4)	(1.7%)	(1.7%)
Europe	303.1	392.1	(89.0)	(22.7%)	(24.2%)
Asia	319.2	363.7	(44.5)	(12.2%)	(11.9%)
Rest of world	112.0	114.2	(2.2)	(1.9%)	0.7%
Total net revenues	$3,136.8	$3,314.9	$(178.1)	(5.4%)	(5.4%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Operating Segment Information
	Nine Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2024(1)
	2025	2024	Dollars	Percent	Percent
Net revenues:
Topgolf	$1,351.2	$1,370.4	$(19.2)	(1.4%)	(1.6%)
Golf Equipment	1,160.6	1,157.2	3.4	0.3%	0.1%
Active Lifestyle	625.0	787.3	(162.3)	(20.6%)	(20.3%)
Total net revenues	$3,136.8	$3,314.9	$(178.1)	(5.4%)	(5.4%)

Segment operating income:
Topgolf	$74.6	$87.3	$(12.7)	(14.5)%
Golf Equipment	201.1	186.3	14.8	7.9%
Active Lifestyle	64.8	58.8	6.0	10.2%
Total segment operating income	340.5	332.4	8.1	2.4%
Unallocated corporate expenses and non-recurring items(2)	(139.9)	(128.8)	(11.1)	8.6%
Total operating income	200.6	203.6	(3.0)	(1.5)%
Interest expense, net	(175.9)	(173.5)	(2.4)	1.4%
Other (expense) income, net	(1.3)	10.8	(12.1)	(112.0)%
Total income before income taxes	$23.4	$40.9	$(17.5)	(42.8)%

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, as well as certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below. For the nine months ended September 30, 2025 and 2024, $96.2 million and $95.0 million of corporate general and administrative expenses, respectively, were included in unallocated corporate expenses.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2025				2024
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(1)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Income from operations	$28.3	$(1.8)	$(5.2)	$35.3	$33.7	$(2.9)	$(6.4)	$43.0
Net (loss) income	$(14.7)	$(1.4)	$(4.1)	$(9.2)	$(3.6)	$(2.9)	$(5.0)	$4.3
(Loss) earnings per share - diluted (3)	$(0.08)	$(0.01)	$(0.02)	$(0.05)	$(0.02)	$(0.02)	$(0.03)	$0.02
(1) Primarily includes $2.6 million in legal, accounting and other costs related to the planned separation of Topgolf, $1.3 million of restructuring charges related to the Transformation Plan, and an additional $1.2 million loss on disposal related to working capital adjustments for the closing of the sale of Jack Wolfskin.

(2) Primarily includes $2.8 million of restructuring and reorganization charges in our Active Lifestyle segment, $2.6 million of costs incurred related to the separation of Topgolf, and $0.3 million of IT integration charges including costs associated with the implementation of a new cloud based HRM system.

(3) When aggregated, earnings per share amounts may not add across due to rounding.

	Nine months ended September 30,
	2025				2024
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(1)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Income from operations	$200.6	$(6.1)	$(37.6)	$244.3	$203.6	$(8.7)	$(25.1)	$237.4
Net income	$7.7	$(4.9)	$(44.1)	$56.7	$65.0	$(7.3)	$(29.5)	$101.8
Earnings per share - diluted (3)	$0.04	$(0.03)	$(0.24)	$0.31	$0.35	$(0.04)	$(0.15)	$0.54
(1) Primarily includes the loss on sale and held for sale impairment charges of $28.0 million related to the sale of the Jack Wolfskin business, $13.0 million of restructuring charges related to the Transformation Plan, and $9.6 million in legal, accounting and other costs related to the planned separation of Topgolf.

(2) Primarily includes $14.6 million of restructuring and reorganization charges in our Active Lifestyle segment, $4.7 million in charges related to our 2024 debt repricing, $3.4 million in currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, $3.4 million of additional charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, $2.6 million of costs incurred related to the separation of Topgolf, $2.1 million of IT integration charges including costs associated with the implementation of a new cloud based HRM system, and $1.4 million of IT costs related to a 2023 cybersecurity incident.

(3) When aggregated, earnings per share amounts may not add across due to rounding.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	2025 Trailing Twelve Month Adjusted EBITDA					2024 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2024	2025	2025	2025	Total	2023	2024	2024	2024	Total
Net (loss) income	$(1,512.7)	$2.1	$20.3	$(14.7)	$(1,505.0)	$(77.1)	$6.5	$62.1	$(3.6)	$(12.1)
Interest expense, net	57.7	58.0	58.7	59.2	233.6	56.6	58.8	57.0	57.7	230.1
Income tax (benefit) provision	(1.4)	9.5	13.8	(7.6)	14.3	(7.2)	5.0	(9.7)	(19.4)	(31.3)
Non-cash depreciation and amortization expense	69.1	69.1	67.8	65.5	271.5	64.0	65.4	65.8	68.1	263.3
Non-cash stock compensation and stock warrant expense, net	9.0	7.0	7.0	3.9	26.9	8.4	14.2	7.0	7.8	37.4
Non-cash lease amortization expense	3.2	2.9	3.1	2.8	12.0	4.4	3.5	3.6	2.8	14.3
Non-cash goodwill & trade name impairment	1,452.0	—	—	—	1,452.0	—	—	—	—	—
Non-recurring items(1)	24.5	18.7	25.1	5.3	73.6	20.7	7.5	19.8	6.4	54.4
Adjusted EBITDA	$101.4	$167.3	$195.8	$114.4	$578.9	$69.8	$160.9	$205.6	$119.8	$556.1

(1) In 2025, amounts include net losses and other costs related to the sale of the Jack Wolfskin business, costs incurred related to the planned separation of Topgolf, and restructuring and reorganization charges related to the Transformation Plan. In 2024, amounts include restructuring and reorganization charges in our Active Lifestyle segment, costs incurred related to the planned separation of Topgolf, charges related to the 2024 debt repricing, currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, charges related to the impairment and abandonment of the Shankstars media game, a loss on disposal on the sale on the WGT business, IT integration costs associated with the implementation of a new cloud based HRM system, and IT costs related to a 2023 cybersecurity incident. In 2023, amounts include charges related to the abandonment of the Shankstars media game, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments, IT integration and implementation costs stemming primarily from the merger with Topgolf, and costs related to a cybersecurity incident.

Reconciliation of Topgolf Adjusted Segment EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024

Topgolf Segment operating income(1):	$31.1	$28.3	$74.6	$87.3	$114.2
Non-GAAP depreciation and amortization expense	51.6	50.8	154.5	148.4	199.9
Non-cash stock compensation expense	(1.9)	2.0	0.9	8.4	10.3
Non-cash lease amortization expense	2.7	2.8	8.2	9.1	12.4
Other expense, net	—	0.5	—	0.5	0.4
Topgolf Adjusted Segment EBITDA	$83.5	$84.4	$238.2	$253.7	$337.2

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

Reconciliation of Jack Wolfskin Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2025	2024	2025	2024	2024

Active Lifestyle Segment operating income	$13.7	$19.4	$64.8	$58.8	$82.4
Less: Operating income for other Active Lifestyle business lines	13.9	17.5	79.2	90.8	100.1
Jack Wolfskin operating (loss) income(1):	(0.2)	1.9	(14.4)	(32.0)	(17.7)
Depreciation and amortization expense	—	2.0	2.1	5.7	7.7
Non-cash stock compensation expense	—	0.1	(0.1)	0.1	0.2
Non-cash lease amortization expense	—	(0.3)	(0.1)	(0.4)	(0.4)
Other (expense) income, net	—	(2.9)	(0.4)	0.3	1.9
Jack Wolfskin Adjusted EBITDA	$(0.2)	$0.8	$(12.9)	$(26.3)	$(8.3)

(1) We do not calculate GAAP net income at the business line level, but have provided Jack Wolfskin’s income (loss) from operations as a relevant measurement of profitability. Income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items.

NON-GAAP RESULTS FROM ONGOING BUSINESS

	Non-GAAP Consolidated Topgolf Callaway Brands				Jack Wolfskin				Non-GAAP Ongoing Business
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024

Net revenues	$934.0	$1,012.9	$3,136.8	$3,314.9	$0.2	$108.2	$95.6	$240.5	$933.8	$904.7	$3,041.2	$3,074.4
Operating income (loss)	$35.3	$43.0	$244.3	$237.4	$(0.2)	$1.9	$(14.4)	$(32.0)	$35.5	$41.1	$258.7	$269.4
Adjusted EBITDA	$114.4	$119.8	$477.5	$486.3	$(0.2)	$0.8	$(12.9)	$(26.3)	$114.6	$119.0	$490.4	$512.6